SCHEDULE A
                                     TO THE
               SUB-ADMINISTRATION AGREEMENT DATED OCTOBER 1, 1999
                                     BETWEEN
                         BISYS FUND SERVICES OHIO, INC.
                                       AND
                            KEY ASSET MANAGEMENT INC.


FUND
-----


1.      Balanced Fund
2.      Convertible Securities Fund
3.      Diversified Stock Fund
4.      Equity Income Fund
5.      Established Value Fund
6.      Federal Money Market Fund
7.      Financial Reserves Fund
8.      Fund for Income
9.      Gradison Government Reserves Fund
10.     Growth Fund
11.     Institutional Money Market Fund
12.     International Growth Fund
13.     Intermediate Income Fund
14.     Investment Quality Bond Fund
15.     LifeChoice Conservative Investor Fund
16.     LifeChoice Moderate Investor Fund
17.     LifeChoice Growth Investor Fund
18.     Limited Term Income Fund
19.     Maine Municipal Bond Fund (Short-Intermediate)
20.     Maine Municipal Bond Fund (Intermediate)
21.     Michigan Municipal Bond Fund
22.     Nasdaq-100 Index Fund
23.     National Municipal Bond Fund
24.     National Municipal Bond Fund (Short-Intermediate)
25.     National Municipal Bond Fund (Long)
26.     New York Tax-Free Fund
27.     Ohio Municipal Bond Fund
28.     Ohio Municipal Money Market Fund
29.     Prime Obligations Fund
30.     Real Estate Investment Fund
31.     Small Company Opportunity Fund
32.     Special Value Fund
33.     Stock Index Fund
34.     Tax-Free Money Market Fund
35.     U.S. Government Obligations Fund
36.     Value Fund

As of September 30, 2000.